SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2003

GLOBALSTAR, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-25461	13-3759024

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation )		Identification No.)

3200 Zanker Road, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On January 15, 2003, Globalstar, L.P. (the “Partnership”) filed a Form 8-K reporting that it and New Valley Corporation, a Delaware corporation (“New Valley”) had reached an agreement in principle pursuant to which New Valley would invest $55 million as part of a plan of reorganization of the Partnership. As a first step in implementing that agreement in principle, the Partnership and New Valley had entered into a debtor in possession credit agreement (the “DIP Facility”) pursuant to which the Partnership could draw up to $20 million on the terms and subject to the conditions set forth therein.

     On January 30, 2003, New Valley notified the Partnership that, due to its inability to reach final agreement with the official committee of unsecured creditors in the Partnership’s bankruptcy proceeding, it was terminating its offer to provide the Partnership with debtor-in-possession financing under the DIP Facility and to make the investment described above. New Valley subsequently delivered to the Partnership a written notice formally terminating the DIP Facility in accordance with its terms.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, L.P.

By:	/s/ Daniel P. McEntee Name: Daniel P. McEntee Title: Vice President and Chief Financial Officer

Date:   February 4, 2003

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